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                                                                   EXHIBIT 10.6


                          CIRCOR INTERNATIONAL, INC.
                        MANAGEMENT STOCK PURCHASE PLAN


I.   INTRODUCTION

     The purpose of the CIRCOR International, Inc. Management Stock Purchase Plan (the "Plan") is to provide equity incentive compensation to selected management employees and Independent Directors of CIRCOR International, Inc. (the "Company") and its subsidiaries. Participants in the Plan who are employees of the Company or any of its subsidiaries may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs. Participants in the Plan who are Independent Directors of the Company may elect to receive RSUs in lieu of all or a portion of their directors' fees. Each RSU represents the right to receive one share of the Company's Common Stock (the "Stock") upon the terms and conditions stated herein. RSUs are granted at a discount of 33% from the fair market value of the Stock on the date of grant. So long as the participant remains employed by the Company or any of its subsidiaries, or remains a director of the Company, as appropriate, for at least three years after the date of grant, his or her RSUs will be settled in shares of Stock after a period of deferral selected by the participant, or upon termination of employment or directorship, if earlier. This Plan is a component plan of the CIRCOR International, Inc. 1999 Stock Option and Incentive Plan (the "1999 Incentive Plan") and is established pursuant to Section 7 of the 1999 Incentive Plan. All defined terms used herein shall have the same meaning as set forth in the 1999 Incentive Plan.

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II.  ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited herein. Determinations by the Administrator shall be final and binding on all parties with respect to all matters relating to the Plan.

III. ELIGIBILITY

     Management employees of the Company and its subsidiaries as designated by the Administrator shall be eligible to participate in the Plan. All Independent Directors of the Company shall be eligible to participate in the Plan.

IV.  PARTICIPATION

     A.   Restricted Stock Units. Participation in the Plan shall be based on
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the award of RSUs. Each RSU awarded to a participant shall be credited to a bookkeeping account established and maintained for that participant.

     B.   Valuation of RSUs; Fair Market Value of Stock. The value of each RSU,
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for purposes of the Plan, shall be determined as follows: The "Cost" of each RSU shall be equal to 67% of the fair market value of the Stock on the date the RSU is awarded. The "Value" of each RSU shall be equal to its Cost plus simple interest per annum on such amount at the one-year U.S. Treasury Bill rate (as published in The Wall Street Journal) in effect on the award date and each
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anniversary thereof. For all purposes of the Plan, the "fair market value of the
Stock" on any given date shall mean the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange.

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     C.   Election to Participate. (i) Employees. Each year, each participant
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who is an employee of the Company or any of its subsidiaries may elect to receive an award of RSUs under the Plan in lieu of all or part of his or her annual incentive bonus which is based upon services to be performed during the subsequent calendar year by completing a Bonus Deferral and RSU Subscription Agreement ("Bonus Subscription Agreement"). The Bonus Subscription Agreement shall provide that the participant elects to receive RSUs in lieu of a specified portion of any annual incentive bonus. Such portion may be expressed as either
(1) a specified percentage of the participant's actual bonus amount; (2) the lesser of a specified percentage or a specified dollar amount of the participant's actual bonus amount; or (3) a specified dollar amount, up to 100% of the participant's targeted maximum bonus. Any dollar amount specified must be at least $1,000; and any percentage specified must be at least 10% and not more than 100%. Amounts specified pursuant to methods (1) and (2) are entirely contingent on the amount of bonus actually awarded. Where the participant specifies a fixed dollar amount pursuant to method (3), however, the Bonus Subscription Agreement shall provide that, if the specified dollar amount exceeds the actual bonus amount awarded, the participant undertakes to pay the excess, in cash or by check, to the Company within five days after the date the participant receives notice of the bonus amount. Each Bonus Subscription Agreement, in addition, shall specify a deferral period for the RSUs to which it pertains. The deferral period shall be expressed as a number of whole years, not less than three, beginning on the award date. Bonus Subscription Agreements must be received by the Company no later than December 31 of the calendar year prior to the calendar year for which such bonus amount will be determined, except that in the year in which the Plan is first implemented, each participant may

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submit his or her Bonus Subscription Agreement to the Company within 30 days after the date the Plan is effective, and in the first year in which an employee becomes eligible to participate in the Plan, such individual may submit his or her Bonus Subscription Agreement to the Company within 30 days after the date he or she first becomes eligible. Notwithstanding the foregoing, the Administrator may require certain participants to defer a certain percentage of his or her bonus amount under this Plan.

          (ii) Independent Directors. Each year, each participant who is an
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Independent Director of the Company may elect to receive an award of RSUs under the Plan in lieu of all or a portion of his or her directors' fees to be paid for services to be performed during the subsequent calendar year by completing a Directors' Fee Deferral and RSU Subscription Agreement ("Fee Subscription Agreement"). The Fee Subscription Agreement shall provide that the participant elects to receive RSUs in lieu of a specified dollar amount or percentage of the directors' fees otherwise payable to such participant by the Company in the following calendar year. Any dollar amount specified must be at least $1,000; and any percentage specified must be at least 10% and not more than 100%. Each Fee Subscription Agreement, in addition, shall specify a deferral period for the RSUs to which it pertains. The deferral period shall be expressed as a number of whole years, not less than three, beginning on the award date. Fee Subscription Agreements must be received by the Company no later than December 31 of the calendar year prior to the calendar year for which such directors' fees are to be paid, except that in the year in which the Plan is first implemented, each Independent Director may submit his or her Fee Subscription Agreement to the Company within 30 days after the date the Plan is effective, and in the first year in which an individual becomes an

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Independent Director, such individual may submit his or her Fee Subscription
Agreement to the Company within 30 days after the date he or she first becomes an Independent Director.

     D.   Award of RSUs. (i) Employees. Once each year, on the date that annual
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incentive bonuses are paid or would otherwise be paid, the Company shall award
RSUs to each participant who is an employee of the Company as follows: Each such participant's account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Bonus Subscription Agreement by the Cost of each RSU awarded on such date. No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the participant currently in cash.

          (ii) Independent Directors. Once each year, on the date that
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directors' fees are paid or would otherwise be paid, the Company shall award
RSUs to each participant who is an Independent Director of the Company as follows: Each such participant's account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Fee Subscription Agreement by the Cost of each RSU awarded on such date. No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the participant currently in cash.

          (iii) Replacement RSUs. The Company shall award replacement RSUs to
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participants who were formerly participants in the Watts Industries, Inc.
("Watts") Management Stock Purchase Plan (the "Watts MSPP") and whose restricted stock units granted under the Watts MSPP (the "Watts RSUs") were canceled as a result of their termination of employment with Watts due to the distribution of the Stock of the Company to the shareholders of Watts. Such replacement RSUs shall be awarded as of the date of such distribution. Notwithstanding anything to the contrary herein, the number of such replacement RSUs granted to each such participant shall be equitably adjusted by the Committee to reflect the distribution, and the vesting status, vesting schedule and deferral period of each such replacement RSU shall be the same as the corresponding canceled Watts RSU.

V.   VESTING AND SETTLEMENT OF RSUS

     A.   Vesting. A participant shall be fully vested in each RSU three years
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after the date such RSU was awarded.

     B.   Settlement After Vesting. With respect to each vested RSU, the Company
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shall issue to the participant one share of Stock at the end of the deferral period specified in the participant's Bonus Subscription Agreement or Fee Subscription Agreement pertaining to such

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RSU, or upon the participant's termination of employment or directorship, as appropriate, or the termination of the Plan, if sooner.

     C.   Settlement Prior to Vesting.
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          1.   Voluntary Termination. If a participant voluntarily terminates
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     his or her employment with the Company for reasons other than death, permanent disability or retirement (as described in Section V.C.2.), except as otherwise provided in the participant's employment agreement, the participant's nonvested RSUs shall be canceled and he or she shall receive a cash payment equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the participant's termination of employment.

          2.   Involuntary Termination, Death, Disability or Retirement. If a
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     participant's employment with the Company (a) is terminated by the Company for any reason or no reason, (b) terminates as a result of the participant's death or permanent disability, or (c) is voluntarily terminated by the participant and such termination qualifies as early, normal or late retirement under the terms of the Company's then effective qualified pension plan, except as otherwise provided in the participant's employment agreement, the participant's nonvested RSUs shall be canceled and he or she shall receive payment as follows: The number of nonvested RSUs awarded on each award date shall be multiplied by a fraction that is equal to the number of full years that the participant was employed by the Company after each such award date divided by three and the participant shall receive the resulting number of such RSUs in shares of Stock. With respect to the participant's remaining nonvested RSUs, except as otherwise provided in the participant's employment agreement, the participant shall receive cash in an amount equal to the lesser of (a) the Value of such

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     RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the participant's termination of employment.

          3.   Termination of Directorship. Notwithstanding anything herein to
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     the contrary, if a participant who is an Independent Director of the
     Company ceases to be a director for any reason, the participant's nonvested RSUs shall be canceled and he or she shall receive payment as follows: The number of nonvested RSUs awarded on each award date shall be multiplied by a fraction that is equal to the number of full years that the participant was a director of the Company after each such award date divided by three and the participant shall receive the resulting number of such RSUs in shares of Stock. With respect to the participant's remaining nonvested RSUs, the participant shall receive cash in an amount equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date that the participant ceases to be a director.

          4.   Administrator's Discretion. The Administrator shall have complete
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     discretion to determine the circumstances of a participant's termination of employment or directorship, including whether the same results from voluntary termination, permanent disability, termination by the Company or retirement, and the Administrator's determination shall be final and binding on all parties and not subject to review or challenge by any participant or other person.

VI.  DIVIDEND EQUIVALENT AMOUNTS

     Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each participant shall be paid an amount in cash equal to the number of

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his or her vested RSUs multiplied by the dividend value per share. In addition, each participant's account shall be credited with an amount equal to the number of such participant's nonvested RSUs multiplied by the dividend value per share. Amounts credited with respect to each nonvested RSU shall be paid, without interest, on the date the participant becomes vested in such RSU, or when the participant receives payment of his or her nonvested RSUs pursuant to Subsection V(C).

VII.  DESIGNATION OF BENEFICIARY

      A participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of his or her death. A designation of beneficiary shall apply to a specified percentage of a participant's entire interest in the Plan. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the participant, the participant's estate shall be deemed to be the beneficiary.

VIII. ADJUSTMENTS

      In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Administrator shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which RSUs shall thereafter be granted; (ii) the number and kind of shares remaining subject to outstanding RSUs; (iii) the number of RSUs credited to each participant's account; and (iv) the method of determining the value of RSUs.

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IX.  AMENDMENT OR TERMINATION OF PLAN

     The Company reserves the right to amend or terminate the Plan at any time, by action of its Board of Directors, provided that no such action shall adversely affect a participant's rights under the Plan with respect to RSUs awarded and vested before the date of such action.

X.   MISCELLANEOUS PROVISIONS

     A.   No Distribution; Compliance with Legal Requirements. The Administrator
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may require each person acquiring shares of Stock under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.

     B.   Withholding. Participation in the Plan is subject to any required tax
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withholding on wages or other income of the participant in connection with the
Plan. Each participant agrees, by entering the Plan, that the Company shall have the right to deduct any such required minimum withholding taxes, in its sole discretion, from any amount payable to the participant under the Plan or from any payment of any kind otherwise due to the participant. Participants who wish to avoid the withholding of shares of Stock otherwise issuable to them under the Plan should arrange with the Company to pay the amount of taxes required to be withheld in advance of the settlement date.

     C.   Notices; Delivery of Stock Certificates. Any notice required or
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permitted to be given by the Company or the Administrator pursuant to the Plan shall be deemed given when

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personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the participant at the last address shown for the participant on the records of the Company. Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his or her last known address on file with the Company.

     D.   Nontransferability of Rights. During a participant's lifetime, any
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payment or issuance of shares under the Plan shall be made only to him or her.
No RSU or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a participant or beneficiary entitled thereto.

     E.   Company's Obligations To Be Unfunded and Unsecured. The Plan shall at
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all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts or issuance of any shares of Stock hereunder. No participant or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Plan, and any participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

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